Exhibit II-1

Mitsubishi Estate Company, Limited's Summary of Financial Statements for the Third Quarter Cumulative of Fiscal Year 2009 (The Fiscal Year Ending March 31, 2009), dated February 5, 2009.

February 5, 2009

Summary of Financial Statements for the Third Quarter Cumulative of FY2009
(the Fiscal Year Ending March 31, 2009)

Company Name:	Mitsubishi Estate Co., Ltd.	Listed Stock Exchange: Tokyo, Osaka, Nagoya, Fukuoka, Sapporo
Securities Code:	8802	URL: http//www.mec.co.jp
Representative:	Keiji Kimura, President & CEO
Inquiries:	Koji Kiyosawa, Executive Officer & General Manager of Corporate Communications Department	TEL: +81-3-3287-5200
Filing of Third Quarter Report (Planned):	February 13, 2009

* Figures are rounded down to the nearest million.

1. Consolidated Results for the Third Quarter cumulative of FY2009 (April 1, 2008 – December 31, 2008)

* Percent figures for revenue from operations, operating income, income before taxes and special items, and net income express the percentage changes from the corresponding period of the previous fiscal year.

(1) Consolidated Results

	Revenue from Operations		Operating Income		Income before Taxes and Special Items		Net Income
	Millions of yen	%	Millions of yen	%	Millions of yen	%	Millions of yen	%
3Q FY2009	660,225	–	105,508	–	84,294	–	12,823	–
3Q FY2008	485,010	(20.5)	92,226	(16.6)	77,687	(18.6)	43,541	(13.0)

	EPS	Diluted
	Yen	Yen
3Q FY2009	9.29	9.29
3Q FY2008	31.54	31.53

(2) Consolidated Financial Position

	Total Assets	Net Assets	Total Equity to Total Assets	Net Assets per Share
	Millions of yen	Millions of yen	%	Yen
Dec. 31, 2008	4,304,237	1,254,638	26.9	837.23
Mar. 31, 2008	4,327,137	1,347,295	28.6	897.40
(Reference) Total Equity	Dec 31, 2008	¥1,155,756 million	Mar. 31, 2008	¥1,238,889 million

2. Dividends

	Dividends per Share
(Date of Record)	Jun. 30, 2008	Sep. 30, 2008	Dec. 31, 2008	Mar. 31, 2009	Annual
	Yen	Yen	Yen	Yen	Yen
FY 2008	–	8.00	–	8.00	16.00
FY 2009	–	8.00	–	–	–
FY 2009 (Planned)	–	–	–	8.00	16.00

Note: Revisions to dividend forecast of the fiscal year ending March 31, 2009: No

3. Forecast of Consolidated Financial Results for FY2009 (April 1, 2008 – March 31, 2009)

* Percent figures for revenue from operations, operating income, income before taxes and special items, and net income express the percentage changes from the previous fiscal year.

	Revenue from Operations		Operating Income		Income before Taxes and Special Items		Net Income		EPS
	Millions of yen	%	Millions of yen	%	Millions of yen	%	Millions of yen	%	Yen
Full Fiscal Year	951,000	20.7	141,000	(20.8)	109,500	(32.4)	47,000	(46.0)	34.05

Note: Revisions to forecast of consolidated financial results of the fiscal year ending March 31, 2009: Yes

4. Others

(1)  Changes in Important Subsidiaries during the Period (Changes in Specified Subsidiaries in accordance with Changes in the Scope of Consolidation): No

Newly Consolidated: – (xxx)                                                                Removed: – (xxx)

(2)  Adoption of the Simplified Accounting Method and Special Accounting Practices in the Preparation of Third Quarter (Cumulative) Consolidated Financial Statements: Yes

(3)  Changes in Accounting Principles, Procedures, Presentation Methods, etc., Concerning the Preparation of Consolidated Financial Statements (Recorded under “Changes in Significant Matters in the Preparation of Consolidated Financial Statements”)

1)           Changes accompanying revisions in accounting standards: Yes

2)           Changes in items other than 1. above: Yes

(4)  Number of Outstanding Shares (Common Stock)

1)           Number of outstanding shares at the end of the period (including treasury stock)

Dec 31, 2008	1,382,518,351 shares	Mar. 31, 2008	1,382,518,351 shares

2)           Number of shares of treasury stock at the end of the period

Dec 31, 2008	2,060,028 shares	Mar. 31, 2008	1,993,604 shares

3)           Average number of shares for the period (half yearly consolidated cumulative basis)

Nine-month period ended Dec. 31, 2008	1,380,514,163 shares

Nine-month period ended Dec. 31, 2007	1,380,597,795 shares

Cautionary Statement with respect to Forecast of Consolidated Financial Results

1.	Full fiscal year forecasts included in forecasts of consolidated financial results previously disclosed on October 31, 2008 have been revised in this document.

2.
The forecasts and projected operating results contained in the report  are based on information and data available to the Company at the time of disclosure as well as certain assumptions deemed rational.  Therefore, actual performance may differ significantly from such forecasts due to various factors.

3.
Effective from the fiscal year ending March 31, 2009, Mitsubishi Estate Co., Ltd. has applied Accounting Standard for Quarterly Financial Reporting (ASBJ Statement No. 12) and Guidance on Accounting Standard for Quarterly Financial Reporting (ASBJ Guidance No. 14).  Quarterly consolidated financial statements have also been prepared in accordance with “Regulations for Quarterly Consolidated Financial Reporting.”  Furthermore, Mitsubishi Estate’s quarterly consolidated financial statements apply the revised “Regulations for Quarterly Consolidated Financial Reporting” as specified under Supplementary Provision provisory clauses 7.1-4 and 7.1-5 under the “Cabinet Office Ordinance Amendment of Regulations Concerning Terminology, Forms and Method of Financial Statement” (2008 Cabinet Ordinance No. 50 issued on August 7, 2008).